[Letterhead for Harney, Westwood & Riegels]

18th September, 1997

Asia Electronics Holding Co. Inc.
c/o Harney, Westwood & Riegels
Craigmuir Chambers
P. O. Box 71
Road Town, Tortola
British Virgin Islands

Ladies and Gentlemen:

You have requested our opinion in connection with the filing by Asia Electronics Holding Co. Inc., a British Virgin Islands company (the "Company"), of a Registration Statement on Form F-1, Registration No. 333-30743 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933 (the "Securities Act").

We are barristers and solicitors licenced to practise in the British Virgin Islands and in such capacity render the forthcoming opinion. We express no opinion as to the laws of any jurisdiction other than the laws of the British Virgin Islands.

We have examined the Registration Statement, the prospectus included in the Registration Statement (the "Prospectus"), and such other documents as we have deemed necessary or appropriate for purposes of this opinion.

Based upon the foregoing, and in reliance thereon, we are of the opinion that the statements in the Prospectus and Registration Statement under the caption "TAXATION - British Virgin Islands Taxation," insofar as such statements constitute summaries of British Virgin Islands legal matters, fairly and accurately summarize the matters referred to.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the captions "Enforceability of Civil Liabilities and Certain Foreign Issuer Considerations," "Capital Stock," "Taxation" and "Legal Matters" in the

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Asia Electronics Holding Co. Inc.
Page 2
18th September, 1997

Prospectus contained in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 the rules and regulations of the Securities and Exchange Commission thereunder.

Yours faithfully,
HARNEY, WESTWOOD & RIEGELS

/s/ Hazel-Dawn Hewlett